Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 8, 1998, relating to the combined financial statements of Tommy Armour Golf Company as of September 30, 1997 and 1996 and for the three years ended September 30, 1997, appearing on page F-23 of TearDrop Golf Company's Annual Report on Form 10-KSB for the year ended December 31, 1997.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Chicago, Illinois
July 13, 1998